                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                               AMF BOWLING, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                        [AMF BOWLING LOGO APPEARS HERE]
                               AMF Bowling, Inc.
                                8100 AMF Drive
                           Richmond, Virginia 23111

                   -----------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2000
                   -----------------------------------------

   The 2000 annual meeting of shareholders (the "Meeting") of AMF Bowling, Inc. (the "Company") will be held at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, Virginia on Tuesday, May 2, 2000 at 3:00 p.m., Eastern Daylight Time.

The purposes of the Meeting are:

  (1) To elect the Company's Board of Directors;

  (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2000; and

  (3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

   Shareholders of record at the close of business on March 6, 2000 (the "Rec-ord Date") will receive notice of and be entitled to vote at the Meeting. Cop-ies of the annual report of the Company including the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1999 are being mailed along with the Proxy Statement to each shareholder of record as of the Record Date.

   Shareholders are urged to execute the enclosed proxy and return it promptly in the enclosed envelope whether or not they expect to attend the Meeting. Any shareholder attending the Meeting may vote in person even if he or she has re-turned a proxy.

                                      By order of the Board of Directors,


                                      /s/ Renee D. Antolik

                                      Renee D. Antolik
                                      Secretary

March 31, 2000

                               AMF BOWLING, INC.
                                8100 AMF Drive
                           Richmond, Virginia 23111

                                ---------------
                                PROXY STATEMENT
                                ---------------

             Annual Meeting of Shareholders to be held May 2, 2000

Solicitation and Revocation of Proxies

   This Proxy Statement and the related form of Proxy, along with the annual report of AMF Bowling, Inc. (the "Company") including the Company's Annual Re-port on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1999, are first being mailed on or about March 31, 2000 to shareholders of record at the close of business on March 6, 2000 (the "Record Date"). The enclosed proxy is being solicited by the Board of Direc-tors (the "Board") for use at the 2000 annual meeting of shareholders on Tues-day, May 2, 2000 at 3:00 p.m., Eastern Daylight Time (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicita-tion by mail, proxies may be solicited in person or by telephone, telegraph or electronic means. Solicitation on behalf of the Company may be made by direc-tors, officers and regular employees of the Company at no additional compensa-tion. The Company will also ask record holders of Common Stock who are broker-age firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

   Any proxy given pursuant to this solicitation may be revoked by written no-tice or delivery of another proxy to the Company's Secretary at any time be-fore it is voted. Notice of revocation should be provided in writing and signed by the shareholder in the same manner as the proxy being revoked. A proxy, if executed and not revoked, will be voted FOR the election of the nom-inees for director named herein and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2000, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

Company Background

   On May 1, 1996, investors led by affiliates of Goldman, Sachs & Co. (the "Original Investors") acquired the stock and certain related businesses of predecessor companies of the Company (the "Acquisition"). The Company cur-rently owns all of the outstanding capital stock of AMF Group Holdings Inc. ("Group Holdings"), which in turn owns all of the outstanding capital stock of AMF Bowling Worldwide, Inc. ("Bowling Worldwide"). The Company and Group Hold-ings are holding companies, whose principal assets are comprised of invest-ments in subsidiaries. The operations of the Company, which are comprised principally of the ownership and operation of bowling centers and the manufac-ture and distribution of bowling equipment, are conducted through Bowling Worldwide and its subsidiaries and affiliates.

   When used in this Proxy Statement, except where the context clearly re-quires otherwise, the "Company" means AMF Bowling, Inc. and its subsidiaries and their combined operations.

   In connection with the Acquisition, the Original Investors entered into a Stockholders Agreement (the "Stockholders Agreement") described below under "Certain Relationships and Related Transactions -- Stockholders Agreement." Since the Acquisition, other shareholders of the Company, including certain members of management of the Company, participants in the Company's 1996 Stock Incentive Plan and transferees of the Company's Common Stock, $.01 par value per share (the "Common Stock"), have also executed the Stockholders Agreement. The Stockholders Agreement contains a number of provisions governing the rela-tionships between the parties to the Stockholders Agreement and the Company, including provisions giving certain of the Original Investors the right to nominate certain members of the Board and requiring parties to the Stockhold-ers Agreement to vote their shares of Common Stock in favor of the persons nominated by Original Investors to be directors and otherwise vote such shares on other matters in a manner not inconsistent with the terms of the Stockhold-ers Agreement.

   On November 7, 1997, the Company's Common Stock became publicly traded as a result of a public offering (the "Initial Public Offering") and was listed on the New York Stock Exchange.

Voting Rights

   On the Record Date, 83,597,550 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

   Votes will be tabulated by one or more inspectors of election. The election for each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. The affirmative vote of the holders of a majority of the shares present at the Meeting and entitled to vote on the subject matter will be required to act on all other matters to come before the Meeting, including the ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the Company for 2000.

   The required quorum for the transaction of business at the Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares for which a shareholder has elected to abstain or has withheld authority to vote (including broker non-votes) will be included in determining the presence of a quorum. Abstentions will be considered present and entitled to vote with respect to determining the total number of shares entitled to vote on a matter. An abstention from voting on a matter (other than the elec-tion of directors) has the same legal effect as a vote against the matter, even though the shareholder may interpret such action differently. Broker non-votes will not be considered for purposes of determining the number of shares entitled to vote with respect to the particular proposal on which the broker has expressly not voted. Thus, broker non-votes will not have any effect on the voting on the election of directors or the ratification of the appointment of the Company's independent accountants.

   Parties to the Stockholders Agreement owned an aggregate of 64,159,127 shares, or approximately 76.7% of the outstanding Common Stock as of the Rec-ord Date and can elect the entire Board, and approve the other matters to be considered at the Meeting, without the vote of any other shareholder. See "Certain Relationships and Related Transactions -- Stockholders Agreement". The parties to the Stockholders Agreement have agreed to vote their shares in favor of the election of the nominees for director named herein.

                        ITEM 1 -- ELECTION OF DIRECTORS

General

   The Board is constituted to include nine members, each of whom is elected to serve a one-year term or until his successor is duly elected and qualified or until his earlier death, resignation or removal. On May 4, 1999, the Board elected Roland C. Smith, the Company's newly-hired President and Chief Execu-tive Officer to the Board. Except for Mr. Smith, each present director has served on the Board since 1996. Set forth below is information about each nom-inee for election as a director of the Board, including his business experi-ence for the past five years. Each of the persons nominated to serve as a di-rector of the Company is also a director of Group Holdings and Bowling Worldwide.

   The Stockholders Agreement governs the nomination of persons to serve as directors. Each of the nominees named below has been nominated in accordance with the terms of the Stockholders Agreement. Each nominee has agreed to serve a one-year term or until his successor is duly elected and qualified. If a nominee should become unable or unwilling prior to the Meeting to serve as a director, the Investor nominating such person to serve as a director may, sub-ject to the Stockholders Agreement, designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee so designated. See "Certain Relationships and Related Transactions -- Stockhold-ers Agreement."

Nominees for Election as Directors

   Richard A. Friedman, 42, has been a Managing Director of Goldman, Sachs & Co. ("Goldman Sachs"), an investment firm, since 1996. He joined Goldman Sachs in 1981. Mr. Friedman serves on the Boards of Directors of Carmike Cinemas, Inc. and Polo Ralph Lauren Corporation.

   Roland C. Smith, 45, has been President and Chief Executive Officer of AMF Bowling since joining the Company in April 1999. Prior to joining the Company, Mr. Smith was President and Chief Executive Officer of the Triarc Restaurant Group ("Triarc"), a restaurant franchisor which conducts its business through Arby's, Inc., from 1997 to 1999. Mr. Smith joined Triarc in 1994 as vice pres-ident of international marketing.

   Stephen E. Hare, 46, has been an Executive Vice President and the Chief Fi-nancial Officer of AMF Bowling since joining the Company in May 1996. Mr. Hare also served as Acting President and Chief Executive Officer of the Company from November 1998 until Mr. Smith's employment with the Company began in April 1999. Mr. Hare served as Senior Vice President and Chief Financial Offi-cer of James River Corporation of Virginia, a manufacturer and marketer of pa-per products and other related consumer goods, from 1992 to 1996.

   Terence M. O'Toole, 41, is a Managing Director of Goldman Sachs, an invest-ment firm. He joined Goldman Sachs in 1983. Mr. O'Toole serves on the Boards of Directors of Western Wireless Corporation, Voice Stream Wireless Corpora-tion, Amscan Holdings, Inc. and 21st Century Newspapers, Inc.

   Peter M. Sacerdote, 62, is an Advisory Director and Chairman of the Invest-ment Committee of Goldman Sachs, an investment firm. He joined Goldman Sachs in 1964 and served as a General Partner from 1973 to 1990 and as a Limited Partner from 1990 to 1999. Mr. Sacerdote serves on the Boards of Directors of Franklin Resources, Inc. and QUALCOMM, Inc.

   Charles M. Diker, 65, has been a non-managing Principal of Weiss, Peck & Greer, an investment management firm, since 1975. He has been Chairman of the Board of Cantel Industries, Inc. since 1986. Mr. Diker also serves on the Boards of Directors of BeautiControl Cosmetics, International Specialty Prod-ucts and Chyron Corporation.

   Paul B. Edgerley, 44, has been Managing Director of Bain Capital, Inc., an investment firm, since 1993. From 1990 to 1993 he was a General Partner of Bain Venture Capital, and from 1988 to 1990 he was a principal of Bain Capital Partners. He serves on the Boards of Directors of GS Industries, Inc., Sealy Mattress Company, Anthony Crane and American Pad and Paper.

   Howard A. Lipson, 36, is Senior Managing Director of The Blackstone Group L.P., an investment firm, and has been involved in that firm's principal ac-tivities since 1988. He serves on the Boards of Directors of Allied Waste In-dustries, Inc., Rose Hills Holdings Corp., Prime Succession, Inc., Ritvik Toys, Inc., Volume Services America, Inc. and Graham Holdings Corporation.

   Thomas R. Wall, IV, 41, joined Kelso & Company, L.P., an investment firm, in 1983 and has served as a Managing Director since 1990. Mr. Wall serves on the Boards of Directors of Citation Corporation, Consolidated Vision Group, Inc., Cygnus Publishing, Inc., iXL Enterprises, Inc., Mitchell Supreme Fuel Company, Mosler Inc., Peebles, Inc., TransDigm Inc. and 21st Century Newspa-pers, Inc.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

                     MEETINGS AND COMMITTEES OF THE BOARD

Committees of the Board

   The Board has three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee. The Executive Committee is required by, and its membership is determined pursuant to, the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Stockholders Agreement." The Audit and Compensation Committees were created in December 1997 following the consummation of the Initial Public Offering.

   Audit Committee. The members of the Audit Committee are Howard A. Lipson (Chairman) and Paul B. Edgerley. The Audit Committee, which is composed en-tirely of independent directors, recommends to the Board the engagement of the independent public accountants of the Company and reviews with the independent public accountants the scope and results of the Company's audits, the Company's internal accounting controls and the scope of professional services furnished by the independent public accountants to the Company.

   Compensation Committee. The members of the Compensation Committee are Rich-ard A. Friedman (Chairman), Charles M. Diker and Thomas R. Wall, IV. The Com-pensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management. A subcommittee of the Compensation Committee composed of independent directors is authorized to grant awards under and to administer the Company's 1996 Stock Incentive Plan (the "1996 Plan") and the 1998 Stock Incentive Plan (the "1998 Plan").

   Executive Committee. The members of the Executive Committee are Richard A. Friedman (Chairman), Terence M. O'Toole and Roland C. Smith. Subject to the Stockholders Agreement, the Executive Committee may exercise all the powers and authority of the Board (subject further to any restrictions under Delaware law) except with respect to those actions requiring a Special Vote (as herein-after defined) and, in the case of matters requiring a prior meeting of the Board, only after such meeting has occurred. See "Certain Relationships and Related Transactions -- Stockholders Agreement."

Attendance at Meetings

   During 1999, the Board held nine meetings. The Executive Committee did not meet during 1999. The Audit Committee and Compensation Committee each met twice in 1999. Each director of the Company attended at least 75% of the ag-gregate of all meetings of the Board and the committees on which such director served.

Compensation of Directors

   Directors who are officers or employees of the Company or affiliated with Goldman Sachs receive no compensation for service as members of the Board or on Board Committees. Directors who are not officers or employees of the Com-pany or affiliated with Goldman Sachs receive a $2,000 fee for attending each Board meeting and a $1,000 fee for attending each committee meeting. All di-rectors' reasonable expenses for attending Board and committee meetings and related duties are reimbursed by the Company.

   Pursuant to an option agreement (the "Diker Option Agreement"), dated May 1, 1996, Mr. Diker, a director of the Company, was granted nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share pursuant to the 1996 Plan. All of Mr. Diker's stock options vested as of May 1, 1998. If any successor to the Company acquires all or sub-stantially all of the business and/or assets of the Company, the Company may purchase all of the stock options then held by Mr. Diker for the fair market value of the underlying Common Stock minus the exercise price of the stock op-tions. Mr. Diker is a party to the Stockholders Agreement and any shares of Common Stock held by Mr. Diker are subject to the terms of the Stockholders Agreement, as well as the terms of the Diker Option Agreement. See "Certain Relationships and Related Transactions -- Stockholders Agreement."

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of: Richard A. Friedman (Chairman), Charles M. Diker and Thomas R. Wall, IV. Mr. Friedman was President and Chief Executive Officer of the Company until July 31, 1997, which period was prior to the Initial Public Offering. Mr. Friedman did not receive any compensation for such services. None of the members of the Compensation Committee was an officer or an employee of the Company or its subsidiaries during the last com-pleted fiscal year. No interlocking relationship currently exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee, nor did any such interlocking relationship exist during 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Ownership of and transactions in the Common Stock by officers and directors of the Company and any persons beneficially owning more than 10% of the Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. Based solely upon its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all officers, directors and greater than 10% shareholders complied with such filing require-ments.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table shows for each of the three years ended December 31, 1997, 1998, and 1999, compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers").

                                                        Long-Term Compensation
                                                    ---------------------------------
                                                                Awards
                                                                ------
                             Annual Compensation
                             --------------------                     Securities
  Name and Principal                                Restricted        Underlying           All Other
     Position(a)        Year Salary ($) Bonus ($)    Stock #     Stock Options (#)(b) Compensation ($)(c)
  ------------------    ---- ---------- ---------   ----------   -------------------- -------------------
Roland C. Smith (d)     1999  387,019    931,250(e)       --          1,000,000             231,148(f)
  President & Chief     1998       --         --          --                 --                  --
  Executive Officer     1997       --         --          --                 --                  --

Stephen E. Hare (g)     1999  360,000    108,000     100,000(h)         150,000              10,000
  Acting President and  1998  330,000         --          --                 --                  --
   Chief                1997  302,500    340,000(i)       --             15,000               8,000
   Executive Officer
  Executive Vice
   President, Chief
   Financial Officer

John P. Watkins         1999  300,000         --          --                 --              14,556(j)
  Executive Vice        1998  101,743     49,038          --            100,000                  --
  President/President   1997       --         --          --                 --                  --
  of U.S. Bowling
  Centers

J. Randolph V. Daniel,  1999  191,667     45,000          --             50,000               6,982
  IV (k)                1998  125,000         --          --             15,000               8,000
  President, Bowling    1997  111,667     51,914          --             10,000               8,000
  Products

-------
(a) Douglas J. Stanard resigned from his positions as Chief Operating Officer of Bowling Worldwide, President and Chief Executive Officer of the Company and from all other positions with the Company and its subsidiaries effec-tive as of January 1, 1999. Pursuant to the terms of a settlement agree-ment (the "Settlement Agreement") executed in connection with his resigna-tion, dated as of November 2, 1998, among Mr. Stanard, the Company and Bowling Worldwide, the Company paid Mr. Stanard (i) $400,000 as severance under his executive employment agreement and (ii) $850,000 in considera-tion of his compliance with certain obligations under the Settlement Agreement, including non-competition and non-solicitation provisions, and obligations to cooperate with information requests from the Company and to reasonably assist the Company with respect to pending and future dispute resolutions. In addition, Mr. Stanard transferred all of his Common Stock to the Company in exchange for the cancellation of his non-recourse prom-issory note in the principal amount of $1,000,000. Pursuant to the Settle-ment Agreement, all stock options previously granted to Mr. Stanard were cancelled and forfeited as of November 2, 1998, and Mr. Stanard will be subject to non-competition and non-solicitation provisions for two years following his date of termination.

(b) Options to purchase shares of Common Stock.

(c) Unless otherwise indicated, All Other Compensation represents matching and profit-sharing contributions made by the Company under its 401(k) plan.

(d) Mr. Smith's employment with the Company began on April 28, 1999 and he re-ceives an annual salary of $575,000.

(e) Represents a signing bonus of $500,000 and a $431,250 bonus for 1999. See " -- Employment Agreements".

(f) Represents reimbursement of relocation expenses.

(g) Mr. Hare became Acting President and Chief Executive Officer of the Com-pany on November 2, 1998 and served in that capacity until Mr. Smith's em-ployment with the Company began on April 28, 1999.

(h) Mr. Hare was granted 100,000 shares of restricted stock in connection with his employment agreement. See " -- Employment Agreements"

(i) Includes a special one-time bonus of $175,000 approved by the Compensation Committee for services in connection with the Initial Public Offering.

(j) Includes $12,000 for automobile allowance.

(k) Mr. Daniel was promoted to President, Bowling Products on March 1, 1999 and receives an annual salary of $200,000.

Stock Option Grants in Last Fiscal Year

   The following table provides information regarding the granting of stock options to the Named Executive Officers in 1999 pursuant to the 1998 Plan and with respect to Mr. Smith, pursuant to his employment agreement (as defined below).

                                              Individual Grants
                         -----------------------------------------------------------
                                                                                     Potential Realizable
                                            % of                                       Value of Assumed
                           Number of    Total Stock                                  Annual Rates of Stock
                           Securities     Options                                     Price Appreciation
                           Underlying    Granted to     Exercise                      for Option Term(4)
                         Stock Options  Employees in    Price Per                    ---------------------
          Name           Granted (#)(1)   1999(2)    Share ($/Sh)(3) Expiration Date   5%($)      10%($)
          ----           -------------- ------------ --------------- --------------- ---------- ----------
Roland C. Smith.........   1,000,000        39.6%         $5.28       April 29, 2009 $3,321,193 $8,416,554
Stephen E. Hare.........     150,000         5.9           4.93      August 16, 2009    465,068  1,178,573
J. Randolph V. Daniel,
 IV.....................      50,000         2.0           4.93      August 16, 2009    155,023    392,858

-------
(1) With respect to Messrs. Hare and Daniel, the stock options listed in this table will become 20% vested on each anniversary of the grant date of Au-gust 16, 1999. Upon an optionee's termination of employment, the portion of an option that has not yet vested will be forfeited. Twenty percent of Mr. Smith's stock options vested on the grant date of April 29, 1999 and twenty percent vest on each anniversary of the grant date. In the event of a Change in Control (as defined in the 1998 Plan), any unvested stock op-tions will immediately vest. See "Employment Agreements" for additional discussion of Messrs. Hare's and Smith's stock options.

(2) In 1999, 1,523,000 stock options were granted under the 1998 Plan. Mr. Smith's grant of 1,000,000 stock options was not granted under the 1998 Plan but is subject to the terms of the 1998 Plan.

(3) All stock options listed in this table were granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(4) These calculations use theoretical 5% and 10% rates of appreciation pre-scribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in share prices of $8.03 and $12.79 for Messrs. Hare and Daniel and $8.60 and $13.70 for Mr. Smith in 2009. The Company expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

Aggregated Stock Option Exercises and Fiscal Year-End Option Value

   The following table provides information regarding the number and value of unexercised stock options at December 31, 1999 for the Named Executive Offi-cers. No Named Executive Officer exercised any stock options in fiscal year 1999.

                                                              Value of Unexercised In-
                         Number of Securities Underlying                 the
                          Unexercised Stock Options at         Money Stock Options at
                              December 31, 1999 (#)           December 31, 1999 ($)(5)
                         ----------------------------------   -------------------------
          Name            Exercisable       Unexercisable     Exercisable Unexercisable
          ----           ---------------   ----------------   ----------- -------------
Roland C. Smith (1).....       200,000            800,000         $ 0          $ 0
Stephen E. Hare (2).....        69,000            201,000           0            0
John P. Watkins (3).....        20,000             80,000           0            0
J. Randolph V. Daniel,
 IV (4).................        22,000             78,000           0            0

-------
(1) The exercise price of all exercisable and unexercisable options is $5.28 per share.

(2) The exercise price is $10.00 per share with respect to all exercisable stock options, $10.00 per share with respect to 51,000 unexercisable stock options and $4.93 per share with respect to 150,000 unexercisable options.

(3) The exercise price is $4.06 per share with respect to all exercisable and unexercisable stock options.

(4) The exercise price is $10.00 per share with respect to 19,000 exercisable stock options, $16.19 per share with respect to 3,000 exercisable stock options, $10.00 per share with respect to 16,000 unexercisable stock op-tions, $16.19 per share with respect to 12,000 unexercisable stock options and $4.93 with respect to 50,000 unexercisable stock options.

(5) At December 31, 1999, the exercise prices of all stock options for all Named Executive Officers exceeded the last sales price of the Common Stock on the New York Stock Exchange of $3.125 per share.

Employment Agreements

   Mr. Smith has an employment agreement (the "Smith Employment Agreement") with the Company for an employment period ending April 29, 2002 (the "Employ-ment Period"). Under the Smith Employment Agreement, Mr. Smith holds the posi-tions of President and Chief Executive Officer of the Company. Mr. Smith's an-nual base salary under the Smith Employment Agreement is $575,000. He is eligible to receive a bonus of 75% of his base salary of which 50% is based on discretionary objectives and 50% is based on operational and financial targets as set by the Compensation Committee of the Board. Mr. Smith received a sign-ing bonus of $500,000 and was guaranteed a $431,250 bonus for 1999.

   The Smith Employment Agreement provides for payment of accrued compensation and benefits, as well as payment of an annual bonus following termination of his employment by the Company under certain circumstances. The Smith Employ-ment Agreement further provides for continued payment of annual base salary, continuation of welfare benefits and credit towards eligibility for retiree benefits through the remainder of the Employment Period and for 12 months thereafter. If all or substantially all of the stock or assets of the Company are sold or disposed of to an unaffiliated third party, Mr. Smith will have the right to resign within nine months, and be entitled to receive accrued salary and benefits, annual bonus and continued payment annual base salary, continuation of welfare benefits and credit towards eligibility for retiree benefits through the remainder of the Employment Period and for 12 months thereafter.

   Under the Smith Employment Agreement, Mr. Smith was granted stock options on April 28, 1999 to purchase 1,000,000 shares of Common Stock. The stock op-tions were not granted pursuant to the 1996 Plan or the 1998 Plan but are sub-ject to the terms of the 1998 Plan. Unless sooner exercised or forfeited as provided, Mr. Smith's stock options expire on April 28, 2009. Twenty percent of the options vest on the grant date and on each anniversary of the grant date. In the event of a Change of Control (as defined in the 1998 Plan), any unvested stock options will immediately vest. In the event of a termination of Mr. Smith's employment by the Company under certain circumstances, the portion of stock options that would have vested during the two-year period following the date of termination will immediately vest.

   Mr. Hare has an employment agreement (the "Hare Employment Agreement") with the Company for an employment period ending on August 4, 2002. Under the Hare Employment Agreement, Mr. Hare holds the positions of Executive Vice President and Chief Financial Officer of the Company. Mr. Hare's annual base salary un-der the Hare Employment Agreement is $360,000. The Hare Employment Agreement provides for the payment of an annual bonus of 60% of base salary if certain operational, financial and other objectives, determined by the Chief Executive Officer of the Company, are attained.

   The Hare Employment Agreement provides for payment of accrued compensation, continuation of certain benefits and payment of a portion of bonus (if appli-cable objectives are later met) following termination of his employment by the Company under certain circumstances. The Hare Employment Agreement further provides for continued payment of annual base salary for 12 months if termina-tion of his employment is not due to death or disability. If all or substan-tially all of the stock or assets of the Company are sold or disposed of to an unaffiliated third party, Mr. Hare will have the right to resign during his employment period, within nine months, and be entitled to receive accrued sal-ary, continuation of benefits, allocated portion of bonus and, if applicable, severance payments under certain circumstances.

   Under the Hare Employment Agreement, the Company granted 100,000 restricted shares of Common Stock (the "Restricted Stock") at a cost of $1,000 to Mr. Hare. The Restricted Stock was granted pursuant to and is governed by the 1998 Plan and subject to the Stockholders Agreement. One third of the Restricted Stock vests on August 4, 2000, one third vests on August 4, 2001, and one third vests on August 4, 2002. In the event of a Change of Control (as defined in the Hare Employment Agreement), any unvested Restricted Stock will immedi-ately vest. Under certain circumstances, in the event of a termination of Mr. Hare's employment by the Company, the portion of Restricted Stock that would have vested during the one-year period following the date of termination will immediately vest. Under the Hare Employment Agreement. Mr. Hare was also granted stock options to purchase 150,000 shares of Common Stock. Unless sooner exercised or forfeited as provided, Mr. Hare's stock options expire on August 4, 2009. To the extent not inconsistent with the Hare Employment Agree-ment, such stock options are governed by the 1998 Plan. Twenty percent of the options vest on each anniversary of the August 4, 1999 grant date.

   Under a previous employment agreement with the Company, Mr. Hare purchased 150,000 shares of Common Stock (the "Purchased Stock") for $500,000 in cash plus a non-recourse promissory note for $1,000,000, payable to AMF Bowling and secured by the Purchased Stock which has been pledged pursuant to a stock pledge agreement between Mr. Hare and AMF Bowling. Under the Hare Employment Agreement, the Committee adjusted the value of Mr. Hare's non-recourse promis-sory note from $1,000,000 to $493,750 in 1999 for the purchase of 100,000 shares of Common Stock to reflect the market price of such shares on the date of the new employment agreement. The Committee also adjusted the interest rate applicable to the note from 7% per annum to 6% per annum in 1999. No principal payments were made on the original note or the adjusted note in 1999. Under a previous em-ployment agreement, Mr. Hare was also granted stock options to purchase 105,000 shares of Common Stock. Unless sooner exercised or forfeited as pro-vided, Mr. Hare's stock options expire on May 28, 2006. To the extent not in-consistent with the previous employment agreement, such stock options are gov-erned by the 1996 Plan. Twenty percent of Mr. Hare's stock options vested on May 28, 1997, twenty percent vested on May 28, 1998 and another twenty percent will vest on each May 28 thereafter through the year 2001. If any successor to the Company or Bowling Worldwide acquires all or substantially all of the business and/or assets of the Company or Bowling Worldwide, the Company may purchase all of the Purchased Stock held by Mr. Hare for its fair market val-ue, and any stock options then held by him for the fair market value of the underlying Common Stock less the exercise price of the stock options.

   Mr. Watkins has an employment agreement with the Company and receives com-pensation consisting of salary and an annual bonus if certain financial tar-gets, determined by the Chief Executive Officer, are met. Mr. Watkins' annual base salary under his employment agreement is $300,000. Mr. Watkins was granted stock options to purchase 100,000 shares of Common Stock on the same vesting schedule as other employees. The employment agreement further provides for a severance payment if the Company terminates Mr. Watkins' employment for any reason other than cause equal to one year of base salary.

Report of the Compensation Committee

   The Compensation Committee (the "Committee") reviews, and subject to Board ratification, approves actions regarding the Company's executive compensation program (except actions under the 1998 Plan, which is administered solely by a subcommittee of the Committee). The program is designed to attract, motivate and retain the executive management necessary to enhance the profitability of the Company and increase shareholder value. The objective of the program in 1999 was to offer total compensation commensurate with the Company's perfor-mance by providing executives with:

  1. A competitive base salary;

  2. Variable pay opportunities in the form of an annual bonus that subjects a significant portion of the executive's total compensation to attain-ment of specific performance goals;

  3. Stock incentive awards, which link management incentives to increases in shareholder value; and

  4. Total compensation that appropriately rewards attainment of both short and long-term goals.

   The program had three elements: base salary, annual bonus and stock incen-tive awards. Stock incentive awards are in the form of stock options and re-stricted stock.

   Chief Executive Officer. Mr. Smith was hired as Chief Executive Officer and President of the Company effective April 29, 1999. The terms of Mr. Smith's base salary and bonus for 1999 were negotiated as part of his employ-ment agreement and reflected the objectives of the Company's executive compen-sation program. Under his employment agreement, Mr. Smith received a base sal-ary of $387,019 and a signing bonus of $500,000 during 1999 and is entitled to receive a guaranteed bonus of $431,250 for 1999. In 2000, Mr. Smith will be eligible to receive a performance-based bonus of 75% of his base salary, of which 50% of the bonus will be based on discretionary objectives and 50% of the bonus will be based on the attainment of operational and financial targets set by the Committee.

   Acting Chief Executive Officer. From November 1998 until April 1999, Mr. Hare served as Acting President and Chief Executive Officer and Chief Finan-cial Officer of the Company. Mr. Hare received a base salary of $330,000 in 1998. He did not receive an annual bonus for 1998. In May 1999, the employment agreement signed by Mr. Hare and the Company in 1996 expired. The Executive Committee determined that it was in the Company's best interest to retain the services of Mr. Hare as Chief Financial Officer and the Committee approved a new compensation arrangement for Mr. Hare that was consistent with the objec-tives of the Company's compensation program, as described above. Under the new employment agreement, Mr. Hare's base salary was increased from $330,000 to $360,000. He was also awarded 100,000 shares of restricted Common Stock at a price of $1.00 per share. The restricted stock will vest over three years. Mr. Hare was also awarded 150,000 stock options. Twenty percent of the stock op-tions will vest on each of the first five anniversaries of the date on which they were granted. The Committee also adjusted from $1,000,000 to $493,750, the amount payable by Mr. Hare under a non-recourse promissory note that he had previously received to purchase of 100,000 shares of Common Stock. The ad-justment was made to reflect the market price of such shares on the date of the new employment agreement.

   Annual Base Salary. The Committee reviews the base salary of senior offi-cers every 12 months. Base salaries for 1999 were designed to bring salaries to a level consistent with the average base salaries for executives with com-parable positions in a group of peer companies. The peer group consisted of location-based entertainment companies. A compensation study that was per-formed for the Committee by an independent consulting firm confirmed that the total compensation levels for executive management are generally appropriate. However, the balance between base salary and annual bonus for certain execu-tives was found to be more heavily weighted towards annual bonus than in com-parable location-based entertainment companies. The Company's goal is to ad-just this imbalance over the next two years.

   Stock Incentive Awards. The Committee believes that stock options and other forms of stock compensation will provide additional incentive to executives to focus on enhancements to shareholder value. Consistent with this belief, the subcommittee that administers the 1998 Plan awarded stock options to certain Named Executive Officers. In addition, the subcommittee approved stock option awards to a number of other employees in order expand the focus on enhancing shareholder value to include a broader group of the Company's employees.

   Annual Bonus. Annual bonuses for 1999 were based on attainment of perfor-mance objectives. Participants included executives and other key management employees. Mr. Hare, who was serving as Acting Chief Executive Officer, ap-proved the amount of the potential bonuses and the targeted performance objec-tives for participants in the bonus program. For each performance objective, a performance range and potential payout from a threshold to a maximum was de-termined. The Committee reviewed and approved objectives, performance targets and potential payouts for the Acting Chief Executive Officer.

   The 1999 annual performance objectives for the Acting Chief Executive Offi-cer and other participants included performance against a projected budget target and individual performance measures. The 1999 annual bonus for business unit participants included the same types of objectives at the business unit level. In 1999, each participant's award generally contained EBITDA levels that had to be achieved before any bonus was paid. During 1999, bonus opportu-nities generally represented between 10% and 75% of a participant's total com-pensation. Bonus payments in 1999 were substantially reduced because the Com-pany did not achieve budgeted performance targets on a consolidated basis.

   Special Bonus Plan For 2000. At the beginning of 2000, the Committee ap-proved a special bonus plan (the "Special Bonus Plan") for senior management and certain project champions. The Special Bonus Plan is designed to focus on a number of key initiatives that management believed were critical to both the immediate and long-term success of the Company. Under the Special Bonus Plan, a participant is eligible for an additional special bonus for the 2000 fiscal year if certain conditions are met (the "Special Bonus"). The Special Bonus will be in addition to the participant's annual bonus, but replaces provisions of the annual bonus that award additional bonus for exceeding EBITDA targets. Senior management participants are eligible to receive a Special Bonus only if the Company exceeds its EBITDA target in 2000 by more than a prescribed amount and such member's primary business unit achieves its business unit EBITDA tar-get in 2000. Project champions in the program will be required to complete successfully all objectives of his or her special project in order to be eli-gible.

   The Special Bonus ranges from 10% to 100% of base salary based solely upon the level of incremental EBITDA achieved in excess of the Company's budgeted EBITDA target.

   Compliance with Section 162(m) of the Internal Revenue Code. The Company's compensation philosophy is to have a large percentage of potential total com-pensation based on Company performance. Section 162(m) of the Internal Revenue Code (the "Code") provides generally that compensation paid to each of the Company's Chief Executive Officer and the other four most highly compensated officers of the Company in excess of $1 million is not deductible. Qualifying performance-based compensation is not subject to the deduction limit if cer-tain requirements are met, including shareholder approval. The 1998 Plan pro-vides for payment of compensation that would, under certain circumstances, qualify as performance-based compensation under Section 162(m). The Committee intends to take steps designed to make all compensation paid under the 1998 Plan fully deductible for federal income tax purposes. In the future, the Com-mittee will take actions to maximize the effectiveness of the Company's com-pensation programs and preserve tax deductibility to the extent consistent with the best interests of the Company and its shareholders.

                                      Richard A. Friedman, Chairman
                                      Charles M. Diker
                                      Thomas R. Wall, IV

                               PERFORMANCE GRAPH

   The graph below compares the cumulative annual total shareholder return on the Common Stock with the cumulative annual total shareholder return of the published Standard and Poor's 500 Stock Index and an index of a group of peer companies selected by the Company for the period commencing November 4, 1997, the date of the Initial Public Offering, and ending December 31, 1999. The graph assumes an investment of $100 in the Company's Common Stock and each of the indices at the market close on November 4, 1997 and the reinvestment of all dividends. The companies included in the peer group are AMC Entertainment Inc., Carmike Cinemas, Inc., Dave & Buster's Inc., Family Golf Centers, Inc., GC Companies, Inc., IMAX Corporation, The Mills Corporation, Premier Parks Inc. and Vail Resorts, Inc. The Company is not included in the peer group in-dex. In calculating the annual cumulative total shareholder return of the peer group index, the shareholder returns of the peer group companies are weighted according to the stock market capitalizations of the companies. Historic stock price performance is not indicative of future stock price performance.


                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG AMF BOWLING, INC., THE S&P 500 INDEX
                               AND A PEER GROUP

                                    [GRAPH]

*$100 INVESTED ON 11/4/97 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


                                              11/4/97 12/31/97 12/31/98 12/31/99
                                              ------- -------- -------- --------
   AMF Bowling, Inc.......................... $100.00  114.94    23.56    14.37
   S&P 500 Stock Index....................... $100.00  103.30   132.82   160.77
   Peer Group Index.......................... $100.00   95.48   103.69    76.42

         SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The table below reflects the number of shares of Common Stock beneficially owned as of March 6, 2000 by (i) each director of the Company, (ii) each Named Executive Officer, (iii) the directors and executive officers as a group and
(iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities benefi-cially owned. Unless otherwise noted, the address of the beneficial owner is c/o the Company, Attn: Corporate Secretary, 8100 AMF Drive, Richmond, Virginia 23111.

                                                        Number of
                                                          Shares
                                                       Beneficially
                                                       Owned as of
                                                         March 6,   Percent of
               Name of Beneficial Owner                  2000(1)      Class
               ------------------------                ------------ ----------
Richard A. Friedman (2)...............................          --        *
Terence M. O'Toole (3)................................          --        *
Peter M. Sacerdote (4)................................          --        *
Charles M. Diker (5)..................................     149,260        *
Paul B. Edgerley (6)..................................          --        *
Howard A. Lipson (7)..................................          --        *
Thomas R. Wall, IV (8)................................          --        *
Roland C. Smith (9)...................................     200,000        *
Stephen E. Hare (10)..................................     225,000        *
John P. Watkins (11)..................................      87,000        *
J. Randolph V. Daniel, IV (12)........................      24,353        *
All directors and executive officers as a group (11
 persons) (13) (14)...................................     685,613        *

The Goldman Sachs Group (15)..........................  44,932,619     53.2%
Blackstone Group (as hereinafter defined) (16)........   8,473,581     10.1%
Kelso (as hereinafter defined) (17)...................   8,473,581     10.1%
Baron Capital Group, Inc. and certain affiliates
 (18).................................................  11,620,922     13.9%

-------
  * Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Se-curities and Exchange Commission. In computing the number of shares bene-ficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The table above does not include the Company's zero coupon convertible de-bentures (the "Debentures") which are convertible, at the option of the holder at any time prior to maturity (unless previously redeemed or other-wise purchased by the Company), into Common Stock at the rate of 9.1469 shares per $1,000 principal amount at maturity of the Debentures.

(2) Mr. Friedman, who is a Managing Director of Goldman Sachs, disclaims bene-ficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest therein.

(3) Mr. O'Toole, who is a Managing Director of Goldman Sachs, disclaims bene-ficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest therein.

(4) Mr. Sacerdote, who is a limited partner of The Goldman Sachs Group, dis-claims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest there-in.

(5) Includes 100,000 shares which may be acquired upon the exercise of stock options within 60 days. Includes 43,560 shares held by his spouse and trusts for his children, as to which he disclaims beneficial ownership.

(6) Mr. Edgerley, who is (i) a Managing Director of the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P. and (ii) a gen-eral partner of BCIP Associates and BCIP Trust Associates, L.P., disclaims beneficial ownership of the shares owned by those entities (collectively, "Bain"). Bain Capital Fund V, L.P. owns 594,634 shares, Bain Capital Fund V-B, L.P. owns 1,548,420 shares, BCIP Associates owns 283,832 shares and BCIP Trust Associates, L.P. owns 115,191 shares.

(7) Mr. Lipson, who is a member of the limited liability company which acts as the general partner of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, "Blackstone Group"), dis-claims beneficial ownership of the shares owned by Blackstone Group.

(8) Mr. Wall, who is (i) a general partner of Kelso Partners V, L.P., the gen-eral partner of Kelso Investment Associates V, L.P. ("KIA V") and (ii) a general partner of Kelso Equity Partners V, L.P.("KEP V," and together with KIA V, "Kelso"), disclaims beneficial ownership of the shares owned by KIA V and KEP V.

(9) Includes 200,000 shares which may be acquired upon the exercise of stock options within 60 days.

(10) Includes 69,000 shares which may be acquired upon the exercise of stock options within 60 days. Under the Hare Employment Agreement, Mr. Hare was granted 100,000 shares of restricted stock. Such shares have not yet been issued. See "Executive Compensation -- Employment Agreements".

(11) Includes 20,000 shares which may be acquired upon the exercise of stock options within 60 days.

(12) Includes 22,000 shares which may be acquired upon the exercise of stock options within 60 days.

(13) Includes an aggregate of 411,000 shares which may be acquired upon the ex-ercise of stock options within 60 days.

(14) Mr. Stanard transferred all of his Common Stock to the Company, as of Jan-uary 4, 1999, in exchange for the cancellation of a non-recourse promis-sory note. In addition, all stock options previously granted to Mr. Stan-ard were cancelled and forfeited as of November 2, 1998. See "Executive Compensation -- Summary Compensation Table".

(15) Of the total number of shares which may be deemed to be beneficially owned by The Goldman Sachs Group, 28,404,248 are owned by GS Capital Partners II, L.P., 11,291,852 shares are owned by GS Capital Partners II Offshore, L.P., 1,047,698 shares are owned by Goldman Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II (Germany) C.L.P., 664,502 shares are owned by Stone Street Fund 1995, L.P., 1,136,093 shares are owned by Stone Street Fund 1996, L.P., 747,761 shares are owned by Bridge Street Fund 1995, L.P. and 770,465 shares are owned by Bridge Street Fund 1996, L.P. (collectively, "GSCP"). Common Stock deemed to be beneficially owned by The Goldman Sachs Group does not include 3,651,222 shares of Common Stock issuable upon the conversion of $399,176,000 in aggregate principal amount at maturity of Debentures owned by The Goldman Sachs Group. In addition, The Goldman Sachs Group beneficially owns warrants to purchase 870,000 shares of Common Stock, which were issued upon the closing of the Acquisi-tion. GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., GS Capital Partners II (Germany), C.L.P., Stone Street Fund 1995, L.P., Stone Street Fund 1996, L.P., Bridge Street Fund 1995, L.P. and Bridge Street Fund 1996, L.P., are investment partnerships. Affiliates of The Goldman Sachs Group are the general, managing general or managing partners of all such partnerships and have full voting and investment power with respect to the holding of such partnerships. Excludes certain shares of Common Stock in client accounts managed by Goldman Sachs (the "Managed Ac-counts"). Each of Goldman Sachs and The Goldman Sachs Group disclaims ben-eficial ownership of the Common Stock in the Managed Accounts. The address of The Goldman Sachs Group is 85 Broad Street, New York, New York 10004.

(16) Of the total number of shares beneficially owned by Blackstone Group, 6,090,010 shares are owned by Blackstone Capital Partners II Merchant Banking Fund L.P., 1,779,677 shares are owned by Blackstone Offshore Capi-tal Partners II L.P. and 603,894 shares are owned by Blackstone Family In-vestment Partnership II L.P. The address of Blackstone Group is 345 Park Avenue, New York, New York 10154.

(17) Of the total number of shares beneficially owned by Kelso, 7,954,779 shares are owned by KIA V and 518,802 are owned by KEP V. Common Stock deemed to be beneficially owned by Kelso does not include 351,085 shares of Common Stock issuable upon the conversion of $38,383,000 in aggregate principal amount at maturity of Debentures owned by Kelso. The address of each such shareholder is c/o Kelso & Company, Inc., 320 Park Avenue, 24th Floor, New York, New York 10022. Due to their common control, KIA V and KEP V could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. Joseph S. Schuchert, Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich, Michael B. Goldberg, Da-vid I. Wahrhaftig, Frank K. Bynum, Jr. and Philip E. Berney may be deemed to share beneficial ownership of shares beneficially owned of record by KIA V and KEP V, by virtue of their status as general partners of the gen-eral partner of KIA V and as general partners of KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share in-vestment and voting power with respect to securities owned by KIA V and KEP V, but disclaim beneficial ownership of such securities.

(18) Based solely on information provided to the Company by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc. ("BAMCO"), Baron Capital Management, Inc. ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron as of January 31, 1999. BAMCO and BCM are subsidiaries of BCG. BAF is an investment advi-sory client of BAMCO. Ronald Baron owns a controlling interest in BCG. Of the total number of shares beneficially owned by Baron, 146,000 shares are owned by BCG, 146,000 shares are owned by BCM and 146,000 shares are owned by Ronald Baron. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, 24th floor, New York, New York 10153.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

   On April 30, 1996, the Company, GSCP, Blackstone Group, Kelso, Bain (Bain, together with Blackstone Group and Kelso, the "Governance Investors"), Citicorp North America, Inc. ("Citicorp"), Mr. Diker (Mr. Diker, together with Blackstone Group, Kelso, Bain and Citicorp, the "Investors"), certain current and former members of management (the "Management Investors," and, with GSCP and the Investors, the "Stockholders") entered into a Stockholders Agreement, which regulates the relationship among the Company and the Stockholders. Sub-sequently, Mr. Hare and other members of management who received stock option awards under the 1996 Plan and certain other members of management have become parties to the Stockholders Agreement as additional Management Investors and Stockholders. The following discussion summarizes the terms of the Stockhold-ers Agreement that the Company believes are material to holders of Common Stock. This summary is qualified in its entirety by reference to the full text of the Stockholders Agreement, which was filed with the Securities and Ex-change Commission on November 3, 1997 as an exhibit to the Company's Registra-tion Statement on Form S-1 (Registration No. 333-34099).

   The Stockholders Agreement confers on GSCP the right to increase or de-crease the Board from its initial size of nine members. GSCP has the right to nominate five directors and to nominate a majority (not limited to a simple majority) of the members of the Board, so long as GSCP and its Permitted Transferees (as hereinafter defined), as they currently do, hold a majority of the outstanding shares of Common Stock. Each Governance Investor has the right to nominate, subject to GSCP consent, one member of the Board, so long as the number of shares of Common Stock held by it and certain of its permitted transferees under the Stockholders Agreement, as it currently is, is equal to at least one-half of the sum of (i) the number of shares initially purchased by it and its Permitted Transferees plus (ii) the number of additional shares that the Governance Investor was required to purchase pursuant to the "overcall" provisions of the Stockholders Agreement (in each case, subject to appropriate adjustments). If a Governance Investor is no longer entitled to nominate a director, the director is required to resign or be subject to re-moval by the shareholders. Each of GSCP and each Governance Investor has the right to recommend removal, with or without cause, of any director nominated by it, in which case such director is required to resign immediately or be subject to removal by the shareholders. In the event of death, removal or res-ignation of a director nominated by a Governance Investor, so long as the Gov-ernance Investor continues to have the right to nominate a director for such position, the Governance Investor has the right to nominate (subject to GSCP consent) a director to fill the vacancy created. A quorum may be constituted by a majority of the number of directors then in office, but not less than one-third of the whole Board, including at least one GSCP director.

   The Stockholders Agreement provides for the continual existence of an Exec-utive Committee, consisting of two GSCP-nominated directors and the President and Chief Executive Officer. The Executive Committee may exercise all the pow-ers and authority of the Board (subject to any restrictions under Delaware law) except with respect to those actions requiring a Special Vote (as defined below) and, in the case of matters which under the Stockholders Agreement re-quire a prior meeting of the Board, only after such meeting has occurred. A "Special Vote" is required for (i) the issuance of capital stock below fair market value, (ii) the grant or issuance of options or warrants exercisable or exchangeable for more than 2,877,151 shares, (iii) entering into certain transactions with affiliates of GSCP and (iv) amendments to the Stockholders Agreement, the Certificate of Incorporation or By-Laws, which would adversely affect the rights and obligations of Blackstone Group or Kelso; provided, that any amendment affecting a Stockholder differently from any other Stockholder requires such Stockholder's approval. Matters requiring a Special Vote must be approved by a majority of the GSCP directors who are partners or employees of Goldman Sachs and who are not employees of the Company and its subsidiaries, and at least one director nominated by Blackstone Group or Kelso (if there is one serving at such time.)

   Pursuant to the Stockholders Agreement, each of the Stockholders has agreed
(i) to appear in person or by proxy at any shareholder meeting for the purpose of obtaining a quorum, (ii) to vote its shares of Common Stock, at any share-holder meeting called for the purpose of voting on the election or removal of directors, in favor of the election or removal of directors, as applicable, in accordance with the provisions described in the second preceding paragraph,
(iii) otherwise to vote its shares of Common Stock at shareholder meetings in a manner not inconsistent with the Stockholders Agreement, (iv) not to grant any proxy or enter into any voting trust with respect to the Common Stock it holds or enter into any shareholder agreement or arrangement inconsistent with the provisions of the Stockholders Agreement and (v) not to act as a member of a group or in concert with others in connection with the acquisition, disposi-tion or voting of shares of Common Stock in any manner inconsistent with the Stockholders Agreement.

   The Stockholders Agreement provides that in the event a Stockholder deter-mines to sell its shares of Common Stock (subject to certain exceptions, in-cluding sales of shares made through a broker under Securities and Exchange Commission Rule 144), such Stockholder must give the other Stockholders notice thereof and such other Stockholders must have the opportunity to sell a pro rata share of their Common Stock in such a sale. Moreover, in the event Stock-holders owning 51% or more of the outstanding Common Stock propose to sell all of the Common Stock held by such Stockholders pursuant to a stock sale, merg-er, business combination, recapitalization, consolidation, reorganization, re-structuring or similar transaction, such Stockholders will have the right, un-der certain circumstances, to require the other Stockholders to sell the equity securities of the Company held by such other Stockholders in such sale on the same terms and conditions and at the same price as the Stockholders proposing to sell.

   The foregoing rights and obligations will terminate upon the first to occur of: (i) GSCP, the Investors and their permitted transferees under the Stock-holders Agreement (the "Permitted Transferees") holding in the aggregate less than 50% of the sum of (a) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the subscription agreement (the "Subscription Agreement") en-tered into on the same date and by the same parties as the Stockholders Agree-ment, except for the Management Investors, and (b) the number of additional shares of Common Stock, if any, issued pursuant to the "overcall" provisions of the Stockholders Agreement and (ii) GSCP, the Investors and their Permitted Transferees holding in the aggregate less than 40% of the fully diluted shares of Common Stock then outstanding. Notwithstanding these provisions, in the event of any merger, recapitalization, consolidation, reorganization or other restructuring of the Company as a result of which the Stockholders and their Permitted Transferees own less than a majority of the outstanding voting power of the entity surviving such transaction, the Stockholders Agreement will ter-minate.

Registration Rights Agreement

   The Company and the Stockholders entered into a Registration Rights Agree-ment on April 30, 1996 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, (i) each of Blackstone Group (as a group), Kelso (as a group) and Bain (as a group) may make one demand (subject to cer-tain exceptions) of the Company to register shares of Common Stock held by such group and (ii) GSCP may make up to five demands (subject to certain ex-ceptions) of the Company to register shares of Common Stock held by it, in each case, so long as (a) the aggregate offering price for the shares to be sold is at least $50 million and (b) shares representing at least 5% of the sum of (1) the number of shares of Common Stock purchased by GSCP prior to ex-ecution of the Subscription Agreement, (2) the number of shares of Common Stock issued pursuant to the Subscription Agreement and (3) the number of shares (subject to adjustment) of Common Stock purchased by the Stockholders pursuant to the "overcall" provisions of the Stockholders Agreement are being registered. Upon a demand for registration by any of GSCP, Blackstone Group, Kelso or Bain, each of the other Stockholders is to be given the opportunity to participate on a pro rata basis in the registration demanded. The Registra-tion Rights Agreement also provides the Stockholders with piggyback registra-tion rights which allow each of them to include all or a portion of their shares of Common Stock under a registration statement filed by the Company, subject to certain exceptions and limitations.

Transactions with Management and Others; Certain Business Relationships

   Messrs. Friedman and O'Toole, each of whom is a Managing Director of Goldman Sachs, and Mr. Sacerdote, who is a limited partner of The Goldman Sachs Group, are directors of the Company, Group Holdings and Bowling World-wide. Mr. Friedman is also Chairman of the Board of the Company. Goldman Sachs and its affiliates together currently beneficially own a majority of the out-standing shares of Common Stock. See "Securities Owned by Management and Cer-tain Beneficial Owners." Goldman Sachs and its affiliates were the initial purchasers of the debt issued by Bowling Worldwide in connection with financ-ing the Acquisition. Goldman Sachs also served as financial advisor to the owners of the Company's predecessor in connection with the Acquisition.

   Under a credit agreement, amended and restated as of November 7, 1997 among Bowling Worldwide, Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, Citibank, N.A. and its affiliates Citicorp Securities, Inc. and Citicorp USA, Inc. and certain other banks, financial institutions and insti-tutional lenders, executed in connection with the Initial Public Offering, as since amended (the "Credit Agreement"), Goldman Sachs Credit Partners, L.P. acted as Syndication Agent, Goldman Sachs Credit Partners, L.P. and Citicorp Securities, Inc. acted as Arrangers, and Citibank, N.A. is acting as Adminis-trative Agent and Citicorp USA, Inc., is acting as Collateral Agent with re-spect to a revolving credit and term loan facility extended to Bowling World-wide in an amount up to $810.3 million. In 1999, total fees paid to Goldman Sachs Credit Partners, L.P. for services under the Credit Agreement were ap-proximately $1.1 million. Such entity was also reimbursed for expenses in-curred in connection with its services.

   Bowling Worldwide and Goldman Sachs are parties to an engagement letter pursuant to which Goldman Sachs was retained as Bowling Worldwide's financial advisor to provide investment banking and financial advisory services, includ-ing in connection with any acquisitions, dispositions or financings. Pursuant to the engagement, Bowling Worldwide has agreed to reimburse Goldman Sachs for its out-of-pocket expenses and indemnify Goldman Sachs in connection with its services arising under the engagement.

   Bowling Worldwide also entered into two interest rate cap agreements with Goldman Sachs Capital Markets, L.P. ("GSCM"), an affiliate of Goldman Sachs, both of which were executed to hedge Bowling Worldwide's exposure to fluctua-tions in the interest rates applicable to borrowings under the Credit Agree-ment. Bowling Worldwide paid a fee of $65,000 to GSCM in connection with the first of these transactions executed on March 31, 1999, which capped 3-month LIBOR on $200 million principal amount of debt at 7.0% until March 31, 2000. Bowling Worldwide paid a fee of $75,000 to GSCM in respect of the second transaction executed on December 31, 1999, which capped 3-month LIBOR on $150 million in debt at 7.6525% until December 31, 2000.

   See "Executive Compensation -- Employment Agreements" for a discussion of arrangements under which the Company loaned money to Mr. Hare on a non-re-course basis to enable him to purchase shares of Common Stock.

                     ITEM 2 -- RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

   Acting upon the recommendation of the Audit Committee, the Board has ap-pointed Arthur Andersen LLP as the Company's independent public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2000. Arthur Andersen LLP has served as the Company's independent public accountants since the Acquisition in 1996. Although action by the shareholders in this matter is not required, the Board believes that it is ap-propriate to seek shareholder ratification of this appointment in light of the critical role played by independent public accountants in maintaining the in-tegrity of Company financial controls and reporting. A representative of Ar-thur Andersen LLP is expected to be present at the Meeting, will have an op-portunity to make a statement and will be available to respond to appropriate questions that may be asked by shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINT-MENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR 2000.

                           ITEM 3 -- OTHER BUSINESS

   At this time, the Company knows of no other matters to be brought before the Meeting, but if other matters properly come before the Meeting, your proxy may be voted by the persons named in it in such manner as they deem to be in the best interest of the Company and its shareholders.

Shareholder Proposals for Presentation at the 2001 Annual Meeting

   Proposals that any shareholder desires to have included in the proxy state-ment for the 2001 annual meeting of shareholders must be received by the Sec-retary of the Company at its principal executive offices no later than Decem-ber 1, 2000. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. If the Company does not receive notice at its princi-pal offices on or before February 14, 2001 of a shareholder proposal for con-sideration at the 2001 annual meeting of shareholders, the proxies named by the Company's Board of Directors with respect to that meeting shall have dis-cretionary voting authority with respect to that proposal.

REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY IN THE EN-CLOSED ADDRESSED ENVELOPE. THE SHARES REPRESENTED BY EACH PROXY SO SIGNED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' DIRECTIONS.

                                      By order of the Board of Directors

                                      /s/ Renee D. Antolik

                                      Renee D. Antolik
                                      Secretary

March 31, 2000

REVOCABLE PROXY                                                  [AMF LOGO]


                               AMF BOWLING, INC.

            Annual Meeting of Shareholders - May 2, 2000, 3:00 p.m.
                               One James Center
                             901 East Cary Street
                           Richmond, Virginia 23219

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael P. Bardaro, Daniel McCormack and Renee
D. Antolik and each of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of AMF Bowling, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 2, 2000 at 3:00 p.m., and at any adjournment or postponement thereof.

Items 1 and 2 are more particularly described in the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2000. The undersigned hereby acknowledges receipt of the Proxy Statement, the Annual Report to Shareholders and the Company's Annual Report on Form 10-K.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

            (Continued and to be dated and signed on reverse side)

                             FOLD AND DETACH HERE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS        Please mark
SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF                your votes as  [X]
NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS             indicated in
PROXY WILL BE  VOTED "FOR" ITEMS (1) AND (2)                this example
AND, IN THE PROXIES' DISCRETION, ON ANY OTHER
MATTERS COMING BEFORE THE MEETING.




(1) Election of Directors                             NOMINEES: Richard A. Friedman, Roland C. Smith, Stephen E. Hare,
                                                      Terence M. O'Toole, Peter M. Sacerdote, Charles M. Diker, Paul B. Edgerley,
                                                      Howard A. Lipson and Thomas R. Wall, IV

    FOR all nominees             WITHHOLD
    listed to the right          AUTHORITY            INSTRUCTION:  To withhold authority to vote for any individual nominee, write
    (except as marked      to vote for all nominees   that nominee's name in the space provided below.
    to the contrary)         listed to the right

        [    ]                    [    ]              _____________________________________________________________________________

(2) Ratification of the appointment of Arthur         (3) In their discretion, the proxies are authorized to vote upon such other
    Andersen LLP as independent public accountants        matters as may properly come before the meeting or any adjournment or
    for the Company for 2000.                             postponement thereof.

      FOR        AGAINST        ABSTAIN
     [   ]        [   ]          [   ]

                                                                         Please date this Proxy Card and sign your name exactly as
                                                                         it appears hereon. Where there is more than one owner,
                                                                         each should sign. When signing as an attorney,
                                                                         administrator, executor, guardian or trustee,
                                                                         please add your title as such. If executed by a
                                                                         corporation, this Proxy Card should be signed by a
                                                                         duly authorized officer. If executed by a partnership,
                                                                         please sign in partnership name by authorized persons.

                                                                         Dated_____________________________________________,2000

                                                                         _______________________________________________________

                                                                         _______________________________________________________

                                                                        Please promptly mark, date, sign, and mail this Proxy Card
                   (continued from other side)                          in the enclosed envelope. No postage is required.

                             FOLD AND DETACH HERE




                                    [AMF LOGO]